ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS
Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Full-Year 2021 Results
-- Record Fourth-Quarter and Full-Year Sales, Gross Profit, Operating Income, and Earnings Per Share --
-- Fourth-Quarter Earnings Per Share of $5.26; Non-GAAP Earnings Per Share of $5.37 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 3, 2022--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2021 sales of $9.02 billion, an increase of 7 percent from sales of $8.45 billion in the fourth quarter of 2020. Fourth-quarter 2021 net income was $371 million, or $5.26 per share on a diluted basis, compared with net income of $236 million, or $3.08 per share on a diluted basis, in the fourth quarter of 2020.
Fourth-quarter 2021 non-GAAP1 sales increased 8 percent from 2020. Non-GAAP net income1 was $379 million, or $5.37 per share on a diluted basis, in the fourth quarter of 2021, compared with non-GAAP net income of $243 million, or $3.17 per share on a diluted basis, in the fourth quarter of 2020. In the fourth quarter of 2021, changes in foreign currencies had negative impacts on growth of approximately $73 million on sales and $.07 on earnings per share on a diluted basis compared to the fourth quarter of 2020.
“Our fourth quarter and full year results demonstrate how we are leveraging Arrow’s extensive experience, deep industry knowledge, and expertise in design, engineering, and supply chain to help customers manage through the current market challenges. Arrow is uniquely positioned in the market and customers new and old are increasingly turning to our team, enabling us to build on our relationships and do even more business,” said Michael J. Long, chairman, president, and chief executive officer. “Our organization has worked hard to capture these tremendous opportunities and deliver full-year earnings per share that were more than 75 percent higher than our previous record year.”
Global components fourth-quarter sales of $6.68 billion increased 13 percent year over year. Non-GAAP sales increased 14 percent year over year. Americas components sales increased 32 percent year over year. Asia-Pacific components sales were flat year over year. Europe components sales increased 17 percent year over year. Non-GAAP sales in the region increased 21 percent year over year. Global components fourth-quarter operating income was $430 million. Fourth-quarter non-GAAP operating income was $437 million.
“Our past investments in Arrow’s sales, engineering and supply chain services combined with the current, favorable pricing environment are proving effective for global components,” continued Mr. Long. “As a result of our focused execution, global components delivered the highest margin levels in decades.”
Global enterprise computing solutions fourth-quarter sales of $2.34 billion decreased 8 percent year over year. Non-GAAP sales decreased 6 percent year over year. Europe enterprise computing solutions sales decreased 6 percent year over year. Non-GAAP sales in the region decreased 3 percent year over year. Americas enterprise computing sales decreased 9 percent year over year. Global enterprise computing solutions fourth-quarter operating income was $155 million. Fourth-quarter non-GAAP operating income was $157 million.
“Global enterprise computing solutions is poised for continued success in 2022 as the need for a trusted partner to help customers navigate IT complexity and security has never been greater,” said Mr. Long.
FULL-YEAR RESULTS
Full-year 2021 sales of $34.48 billion increased 20 percent from sales of $28.67 billion in 2020. Net income for 2021 was $1.11 billion, or $15.10 per share on a diluted basis, compared with net income of $584 million, or $7.43 per share on a diluted basis, in 2020.
Full-year 2021 non-GAAP sales increased 19 percent year over year. Non-GAAP net income was $1.14 billion, or $15.50 per share on a diluted basis, in 2021 compared with non-GAAP net income of $610 million, or $7.75 per share on a diluted basis, in 2020. In 2021, changes in foreign currencies had positive impacts on growth of approximately $403 million on sales, and $.14 on earnings per share on a diluted basis compared to 2020.
“We delivered on our commitment to return cash to shareholders while reducing leverage ratios, having returned approximately $250 million through Arrow’s stock repurchase program during the fourth quarter and approximately $900 million throughout 2021, the most we have ever returned in a single year,” said Chris Stansbury, senior vice president and chief financial officer. “These repurchases reflect our confidence in the business and Arrow’s growth potential. With return on invested capital and return on working capital each at record levels, we are pleased to utilize our cash to further enhance shareholder value.”

1 A reconciliation of non-GAAP financial measures, including sales, sales for each segment and in each region, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

1

FIRST-QUARTER 2022 OUTLOOK
•Consolidated sales of $8.35 billion to $8.95 billion, with global components sales of $6.675 billion to $6.975 billion, and global enterprise computing solutions sales of $1.675 billion to $1.975 billion
•Net income per share on a diluted basis of $4.32 to $4.48, and non-GAAP net income per share on a diluted basis1 of $4.44 to $4.60
•Average tax rate of approximately 23.5% percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 69 million
•Interest expense of approximately $35 million
•Expecting average USD-to-Euro exchange rate of $1.13 to €1; changes in foreign currencies to decrease sales by approximately $160 million, and earnings per share on a diluted basis by $.10 compared to the first quarter of 2021

First-Quarter 2022 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$4.32 to $4.48	$.10	$.02	$4.44 to $4.60

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 220,000 leading technology manufacturers and service providers. With 2021 sales of $34 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2022, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 coronavirus pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, and net income per basic and diluted share.
The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, net income per share on a diluted basis, effective tax rate, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates, the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”), identifiable intangible asset amortization, restructuring, integration, and other charges, impairments of long-lived assets, impact of the wind down of the company’s personal computer and mobility asset disposition business (referred to as “wind down”), gains and losses on investments, the impact of certain tax adjustments, and pension settlement gains and losses.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

2

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.
A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Sales	$9,016,077	$8,454,192	$34,477,018	$28,673,363
Cost of sales	7,819,699	7,530,506	30,274,653	25,482,233
Gross profit	1,196,378	923,686	4,202,365	3,191,130
Operating expenses:
Selling, general, and administrative expenses	632,496	547,530	2,435,030	2,087,050
Depreciation and amortization	48,196	48,404	195,120	189,058
Impairments	—	—	4,482	7,223
Restructuring, integration, and other charges	3,754	6,340	10,911	13,288
	684,446	602,274	2,645,543	2,296,619
Operating income	511,932	321,412	1,556,822	894,511
Equity in earnings (losses) of affiliated companies	1,323	(839)	3,508	(531)
Gain on investments, net	2,046	8,531	12,951	5,348
Employee benefit plan expense, net	(1,256)	(1,172)	(5,180)	(2,859)
Interest and other financing expense, net	(34,719)	(31,614)	(131,727)	(137,210)
Income before income taxes	479,326	296,318	1,436,374	759,259
Provision for income taxes	107,838	59,342	325,906	172,795
Consolidated net income	371,488	236,976	1,110,468	586,464
Noncontrolling interests	280	905	2,271	2,026
Net income attributable to shareholders	$371,208	$236,071	$1,108,197	$584,438

Net income per share:
Basic	$5.34	$3.12	$15.29	$7.49
Diluted	$5.26	$3.08	$15.10	$7.43

Weighted average shares outstanding:
Basic	69,556	75,701	72,472	77,992
Diluted	70,550	76,574	73,385	78,635

4

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$222,194	$373,615
Accounts receivable, net	11,123,946	9,205,343
Inventories	4,201,965	3,287,308
Other current assets	345,218	286,633
Total current assets	15,893,323	13,152,899
Property, plant, and equipment, at cost:
Land	5,736	7,940
Buildings and improvements	186,097	207,614
Machinery and equipment	1,523,919	1,553,371
	1,715,752	1,768,925
Less: Accumulated depreciation and amortization	(1,032,941)	(969,320)
Property, plant, and equipment, net	682,811	799,605
Investments in affiliated companies	63,695	76,358
Intangible assets, net	195,029	233,819
Goodwill	2,080,371	2,115,469
Other assets	620,311	675,761
Total assets	$19,535,540	$17,053,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,617,084	$7,937,889
Accrued expenses	1,326,386	1,034,361
Short-term borrowings, including current portion of long-term debt	382,619	158,633
Total current liabilities	11,326,089	9,130,883
Long-term debt	2,244,443	2,097,940
Other liabilities	624,162	676,136
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2021 and 2020
Issued – 125,424 shares in both 2021 and 2020	125,424	125,424
Capital in excess of par value	1,189,845	1,165,850
Treasury stock (57,358 and 50,581 shares in 2021 and 2020, respectively), at cost	(3,629,265)	(2,776,821)
Retained earnings	7,787,948	6,679,751
Accumulated other comprehensive loss	(191,657)	(104,885)
Total shareholders' equity	5,282,295	5,089,319
Noncontrolling interests	58,551	59,633
Total equity	5,340,846	5,148,952
Total liabilities and equity	$19,535,540	$17,053,911

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Consolidated net income	$371,488	$236,976
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	48,196	48,404
Amortization of stock-based compensation	6,511	6,686
Equity in (earnings) losses of affiliated companies	(1,323)	839
Deferred income taxes	15,395	(9,263)
Gain on investments, net	(2,013)	(8,531)
Other	757	1,016
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	(1,846,887)	(1,074,997)
Inventories	(378,839)	(16,248)
Accounts payable	1,630,583	988,883
Accrued expenses	217,358	57,330
Other assets and liabilities	(33,333)	(31,089)
Net cash provided by operating activities	27,893	200,006
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(20,766)	(34,030)
Other	389	(627)
Net cash used for investing activities	(20,377)	(34,657)
Cash flows from financing activities:
Change in short-term and other borrowings	28,924	(8,862)
Repayment of long-term bank borrowings, net	(289,922)	(135)
Net proceeds from note offerings	495,134	—
Proceeds from exercise of stock options	2,044	15,074
Repurchases of common stock	(250,000)	(98,985)
Settlement of forward-starting interest rate swap	24,896	—
Net cash provided by (used for) financing activities	11,076	(92,908)
Effect of exchange rate changes on cash	(12,330)	74,155
Net increase in cash and cash equivalents	6,262	146,596
Cash and cash equivalents at beginning of period	215,932	227,019
Cash and cash equivalents at end of period	$222,194	$373,615

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Consolidated net income (loss)	$1,110,468	$586,464
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	195,120	189,058
Amortization of stock-based compensation	36,117	35,288
Equity in (earnings) losses of affiliated companies	(3,508)	531
Deferred income taxes	24,749	29,713
Impairments	4,482	7,223
Gain on investments, net	(12,833)	(5,333)
Other	3,947	5,059
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	(2,109,159)	(541,427)
Inventories	(960,605)	244,325
Accounts payable	1,766,912	760,883
Accrued expenses	391,941	86,484
Other assets and liabilities	(28,648)	(38,425)
Net cash provided by operating activities	418,983	1,359,843
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(83,051)	(123,585)
Proceeds from sale of property, plant, and equipment	22,171	—
Cash paid for customer relationship intangible asset	—	(713)
Other	762	(14,496)
Net cash used for investing activities	(60,118)	(138,794)
Cash flows from financing activities:
Change in short-term and other borrowings	12,938	(95,017)
Repayments of long-term bank borrowings, net	(687)	(411,497)
Redemption of notes	(130,860)	(209,366)
Net proceeds from note offering	495,134	—
Proceeds from exercise of stock options	46,982	21,037
Repurchases of common stock	(911,548)	(483,735)
Settlement of forward-starting interest rate swap	24,896	(48,378)
Other	(159)	(141)
Net cash used for financing activities	(463,304)	(1,227,097)
Effect of exchange rate changes on cash	(46,982)	79,560
Net increase (decrease) in cash and cash equivalents	(151,421)	73,512
Cash and cash equivalents at beginning of year	373,615	300,103
Cash and cash equivalents at end of year	$222,194	$373,615

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2021	December 31, 2020	% Change

Consolidated sales, as reported	$9,016,077	$8,454,192	6.6%
Impact of changes in foreign currencies	—	(73,179)
Non-GAAP consolidated sales	$9,016,077	$8,381,013	7.6%

Global components sales, as reported	$6,679,577	$5,923,094	12.8%
Impact of changes in foreign currencies	—	(37,035)
Non-GAAP global components sales	$6,679,577	$5,886,059	13.5%

Americas components sales, as reported	$2,137,386	$1,625,458	31.5%
Impact of changes in foreign currencies	—	(821)
Non-GAAP Americas components sales	$2,137,386	$1,624,637	31.6%

Asia components sales, as reported	$2,948,594	$2,935,181	0.5%
Impact of changes in foreign currencies	—	5,886
Non-GAAP Asia components sales	$2,948,594	$2,941,067	0.3%

Europe components sales, as reported	$1,593,597	$1,362,455	17.0%
Impact of changes in foreign currencies	—	(42,100)
Non-GAAP Europe components sales	$1,593,597	$1,320,355	20.7%

Global ECS sales, as reported	$2,336,500	$2,531,098	(7.7)%
Impact of changes in foreign currencies	—	(36,144)
Non-GAAP global ECS sales	$2,336,500	$2,494,954	(6.4)%

Americas ECS sales, as reported	$1,356,598	$1,483,637	(8.6)%
Impact of changes in foreign currencies	—	4,320
Non-GAAP Americas ECS sales	$1,356,598	$1,487,957	(8.8)%

Europe ECS sales, as reported	$979,902	$1,047,461	(6.4)%
Impact of changes in foreign currencies	—	(40,464)
Non-GAAP Europe ECS sales	$979,902	$1,006,997	(2.7)%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2021	December 31, 2020	% Change

Consolidated sales, as reported	$34,477,018	$28,673,363	20.2%
Impact of changes in foreign currencies	—	403,039
Non-GAAP consolidated sales	$34,477,018	$29,076,402	18.6%

Global components sales, as reported	$26,357,517	$20,502,687	28.6%
Impact of changes in foreign currencies	—	261,066
Non-GAAP global components sales	$26,357,517	$20,763,753	26.9%

Americas components sales, as reported	$7,827,866	$6,183,119	26.6%
Impact of changes in foreign currencies	—	(396)
Non-GAAP Americas components sales	$7,827,866	$6,182,723	26.6%

Asia components sales, as reported	$12,280,805	$9,332,034	31.6%
Impact of changes in foreign currencies	—	65,991
Non-GAAP Asia components sales	$12,280,805	$9,398,025	30.7%

Europe components sales, as reported	$6,248,846	$4,987,534	25.3%
Impact of changes in foreign currencies	—	195,471
Non-GAAP Europe components sales	$6,248,846	$5,183,005	20.6%

Global ECS sales, as reported	$8,119,501	$8,170,676	(0.6)%
Impact of changes in foreign currencies	—	141,973
Non-GAAP global ECS sales	$8,119,501	$8,312,649	(2.3)%

Americas ECS sales, as reported	$4,878,954	$5,109,372	(4.5)%
Impact of changes in foreign currencies	—	41,974
Non-GAAP Americas ECS sales	$4,878,954	$5,151,346	(5.3)%

Europe ECS sales, as reported	$3,240,547	$3,061,304	5.9%
Impact of changes in foreign currencies	—	99,999
Non-GAAP Europe ECS sales	$3,240,547	$3,161,303	2.5%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impact of Wind Down	Other(1)	Non-GAAP measure
Sales	$9,016,077	$—	$—	$—	$—	$—	$9,016,077
Gross Profit	1,196,378	—	—	—	—	—	1,196,378
Operating income	511,932	9,086	3,754	—	—	—	524,772
Income before income taxes	479,326	9,086	3,754	—	—	(2,046)	490,120
Provision for income taxes	107,838	2,337	854	—	—	(492)	110,537
Consolidated net income	371,488	6,749	2,900	—	—	(1,554)	379,583
Noncontrolling interests	280	143	—	—	—	—	423
Net income attributable to shareholders	$371,208	$6,606	$2,900	$—	$—	$(1,554)	$379,160
Net income per diluted share(4)	$5.26	$0.09	$0.04	$—	$—	$(0.02)	$5.37
Effective tax rate	22.5%						22.6%

Three months ended December 31, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impact of Wind Down	Other(1)	Non-GAAP measure
Sales	$8,454,192	$—	$—	$—	$—	$—	$8,454,192
Gross Profit	923,686	—	—	—	(33)	—	923,653
Operating income	321,412	9,376	6,340	(840)	(417)	—	335,871
Income before income taxes	296,318	9,376	6,340	(840)	(412)	(8,531)	302,251
Provision for income taxes	59,342	2,405	(918)	(201)	102	(2,053)	58,677
Consolidated net income	236,976	6,971	7,258	(639)	(514)	(6,478)	243,574
Noncontrolling interests	905	148	—	—	—	—	1,053
Net income attributable to shareholders	$236,071	$6,823	$7,258	$(639)	$(514)	$(6,478)	$242,521
Net income per diluted share(4)	$3.08	$0.09	$0.09	$(0.01)	$(0.01)	$(0.08)	$3.17
Effective tax rate	20.0%						19.4%

10

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Year ended December 31, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Non-recurring tax items	Other(3)	Non-GAAP measure
Sales	$34,477,018	$—	$—	$—	$—	$—	$—	$—	$34,477,018
Gross Profit	4,202,365	—	—	—	—	—	—	—	4,202,365
Operating income	1,556,822	36,930	10,911	—	4,482	—	—	—	1,609,145
Income before income taxes	1,436,374	36,930	10,911	—	4,482	—	—	(12,770)	1,475,927
Provision for income taxes	325,906	9,457	2,341	—	1,078	—	—	(3,073)	335,709
Consolidated net income	1,110,468	27,473	8,570	—	3,404	—	—	(9,697)	1,140,218
Noncontrolling interests	2,271	590	—	—	—	—	—	—	2,861
Net income attributable to shareholders	$1,108,197	$26,883	$8,570	$—	$3,404	$—	$—	$(9,697)	$1,137,357
Net income per diluted share(4)	$15.10	$0.37	$0.12	$—	$0.05	$—	$—	$0.13	$15.50
Effective tax rate	22.7%								22.7%

Year ended December 31, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Impairments	Impact of Wind Down	Non-recurring tax items(2)	Other(3)	Non-GAAP measure
Sales	$28,673,363	$—	$—	$—	$—	$—	$—	$—	$28,673,363
Gross Profit	3,191,130	—	—	—	—	(11,204)	—	—	3,179,926
Operating income	894,511	38,417	13,288	(1,796)	7,223	(14,728)	—	—	936,915
Income (loss) before income taxes	759,259	38,417	13,288	(1,796)	7,223	(14,704)	—	(7,117)	794,570
Provision for income taxes	172,795	9,866	1,301	(432)	2,356	(3,143)	1,272	(1,717)	182,298
Consolidated net income (loss)	586,464	28,551	11,987	(1,364)	4,867	(11,561)	(1,272)	(5,400)	612,272
Noncontrolling interests	2,026	568	—	—	—	—	—	—	2,594
Net income (loss) attributable to shareholders	$584,438	$27,983	$11,987	$(1,364)	$4,867	$(11,561)	$(1,272)	$(5,400)	$609,678
Net income (loss) per diluted share(4)	$7.43	$0.36	$0.15	$(0.02)	$0.06	$(0.15)	$0.02	$(0.07)	$7.75
Effective tax rate	22.8%								22.9%

(1) Other includes gain on investments, net.
(2) Includes income tax (expense) benefit related to legislation changes and other non-recurring tax adjustments.
(3) Other includes gain on investments, net and pension settlement gain.
(4) In all periods presented the sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Sales:
Global components	$6,679,577	$5,923,094	$26,357,517	$20,502,687
Global ECS	2,336,500	2,531,098	8,119,501	8,170,676
Consolidated	$9,016,077	$8,454,192	$34,477,018	$28,673,363
Operating income (loss):
Global components (a)	$430,415	$230,127	$1,432,187	$780,333
Global ECS (b)	154,852	155,880	390,103	353,763
Corporate (c)	(73,335)	(64,595)	(265,468)	(239,585)
Consolidated	$511,932	$321,412	$1,556,822	$894,511

(a)Global components operating income for the years 2021 and 2020 includes $12.5 million and $2.4 million, respectively, related to proceeds from legal settlements.
(b)Global ECS operating income for 2020 includes reserves and other adjustments of approximately $29.9 million primarily related to foreign tax and other loss contingencies for the year ended. These reserves are principally associated with transactional taxes on activity from several prior years, not significant to any one year.
(c)Corporate operating income includes restructuring, integration, and other charges of $3.8 million and $10.9 million for the fourth quarter and year ended December 31, 2021, respectively, and $6.3 million and $13.3 million for the fourth quarter and year ended December 31, 2020, respectively. Also included are impairment charges of $2.3 million related to various long-lived assets for the year ended December 31, 2021.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Global components operating income (loss), as reported	$430,415	$230,127	$1,432,187	$780,333
Intangible assets amortization expense (a)	6,942	7,011	27,915	28,664
Impairments (a)	—	—	4,482	—
Impact of wind-down (a)	—	(417)	—	(14,728)
AFS notes receivable reserve (recoveries) and inventory write-downs	—	(840)	—	(1,796)
Global components non-GAAP operating income	$437,357	$235,881	$1,464,584	$792,473
Global ECS operating income, as reported	$154,852	$155,880	$390,103	$353,763
Intangible assets amortization expense	2,144	2,365	9,015	9,753
Impairments	—	—	—	4,918
Global ECS non-GAAP operating income	$156,996	$158,245	$399,118	$368,434

Contact:	Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:	John Hourigan,
Vice President, Global Communications
303-824-4586

Category:	Investor Relations

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